                                FIRST AMENDMENT
                                      TO
                                DEBT CONVERSION
                                      AND
                    MUTUAL SETTLEMENT AND RELEASE AGREEMENT


          THIS FIRST AMENDMENT TO DEBT CONVERSION AND MUTUAL SETTLEMENT AND RELEASE AGREEMENT ("First Amendment") is entered into at San Diego, California, effective as of June 30, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("MPI") on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI the "MPI Group"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity"), and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively the "Investor Group").

                                  WITNESSETH:

          WHEREAS, the MPI Group and the Investor Group entered into a Debt Conversion and Mutual Settlement and Release Agreement dated April 29, 1999, pursuant to which the Investor Group agreed to convert certain debt owed by MPI to the Investor Group into Four Million Thirty One Thousand Eight Hundred and Twenty Six (4,031,826) shares of MPI's Series A Preferred Stock, and MPI agreed to issue such shares of its Series A Preferred Stock to the Investor Group, all upon and subject to the terms and conditions set forth therein ("Conversion Agreement").

          WHEREAS, the Conversion Agreement states that the transactions contemplated thereby must be completed not later than June 30, 1999, and if they are not completed by such date, Transpac Capital on behalf of the Investor Group has the right to terminate the Conversion Agreement by giving a written termination notice to MPI.

          WHEREAS, both the MPI Group and the Investor Group desire to amend the Conversion Agreement to extend the date as of which the transactions contemplated thereby must be completed, to not later than August 31, 1999.

          NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the MPI Group and the Investor Group agree as follows:

          1. Section 1.2 of the Conversion Agreement is hereby amended by deleting the date of June 30, 1999, and inserting in its place the date of August 31, 1999.

          2. Except as set forth in Section 1 of this First Amendment, there are no other amendments or modifications to the Conversion Agreement, and all of the other provisions of the Conversion Agreement shall remain in full force and effect without any amendments or modifications of any kind.

          IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.

MICROELECTRONIC PACKAGING, INC.  TRANSPAC CAPITAL PTE LTD



By:      /s/ Denis J. Trafecanty             By:      /s/ Wong Lin Hong
   --------------------------------             --------------------------------

Print                                        Print
Name:    Denis J. Trafecanty                 Name:    Wong Lin Hong
     --------------------------------             ------------------------------


Print                                        Print
Title:    Senior Vice President              Title:    Executive Vice President
      --------------------------------             -----------------------------


[The remainder of this page has been intentionally left blank.]

                        CONTINUATION OF SIGNATURES FOR
                                FIRST AMENDMENT
                                      TO
                                DEBT CONVERSION
                                      AND
                    MUTUAL SETTLEMENT AND RELEASE AGREEMENT
                              Dated June 30, 1999


TRANSPAC INDUSTRY HOLDINGS LTD               REGIONAL INVESTMENT COMPANY LTD


By:    /s/ Wong Lin Hong                     By:    /s/ Wong Lin Hong
   --------------------------------             -------------------------------


Print                                        Print
Name:    Wong Lin Hong                       Name:    Wong Lin Hong
   --------------------------------             -------------------------------


Print                                        Print
Title:    Executive Vice President           Title:    Executive Vice President
   --------------------------------             -------------------------------


                                             NATSTEEL EQUITY III PTE LTD


                                             By:    /s/ Caroline Chan
                                                -----------------------------


                                             Print
                                             Name:    Caroline Chan
                                                  -----------------------------


                                             Print
                                             Title:    Senior Vice President
                                                   -----------------------------

                                       3